CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Currency-Linked Capital Protected Notes due 2009	$10,000,000	$307.00

December 2007 Pricing Supplement No. 452 Registration Statement No. 333-131266 Dated December 6, 2007 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS
Opportunities in Currencies
Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar
Indian rupee + Indonesian rupiah + Korean won + Malaysian ringgit + Taiwan dollar
The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying prospectus supplement and prospectus.  At maturity, an investor will receive for each $1,000 stated principal amount of notes that the investor holds, the $1,000 stated principal amount plus the supplemental redemption amount, if any, based on whether the basket has appreciated relative to the U.S. dollar on the valuation date.
FINAL TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$10,000,000
Issue price:	$1,000 per note
Stated principal amount:	$1,000 per note
Pricing date:	December 6, 2007
Original issue date:	December 13, 2007 (5 business days after the pricing date)
Maturity date:	December 14, 2009
Principal protection:	100%
Interest:	None
Basket:	Basket currency	Weighting	Initial exchange rate
	Indian rupee (“INR”)	20%	39.47
	Indonesian rupiah (“IDR”)	20%	9,245
	Korean won (“KRW”)	20%	922.90
	Malaysian ringgit (“MYR”)	20%	3.3421
	Taiwan dollar (“TWD”)	20%	32.313
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	210%
Currency performance:	With respect to each basket currency: [(initial exchange rate / final exchange rate) – 1]
Currency performance value:	With respect to each basket currency: currency performance x weighting
Initial exchange rate:	The exchange rate on the pricing date. See “Basket – Initial exchange rate” above.
Final exchange rate:	The exchange rate on the valuation date
Exchange rate:	With respect to each basket currency, the rate for conversion of such basket currency into one U.S. dollar as determined by reference to the applicable reference source described herein.
Valuation date:	December 4, 2009
CUSIP:	6174462B4
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated
Commissions and Issue Price:	Price to public	Agent’s commissions(1)	Proceeds to company
Per Note:	100%	0.05%	99.95%
Total:	$10,000,000	$5,000	$9,995,000
(1) For additional information, see “Plan of Distribution” in the accompanying prospectus supplement for currency-linked capital protected notes.

The notes involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 7.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE NOTES, OR DETERMINED IF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

YOU SHOULD READ THIS DOCUMENT TOGETHER WITH THE RELATED PROSPECTUS SUPPLEMENT AND PROSPECTUS, EACH OF WHICH CAN BE
ACCESSED VIA THE HYPERLINKS BELOW.

Prospectus Supplement for Currency-linked Capital Protected Notes dated September 21, 2007
Prospectus dated January 25, 2006

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

Fact Sheet

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying prospectus supplement and prospectus.  At maturity, an investor will receive for each $1,000 stated principal amount of notes that the investor holds, the $1,000 stated principal amount plus the supplemental redemption amount, if any, based on whether the basket has appreciated relative to the U.S. dollar on the valuation date.  The notes are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.
Key Dates
Pricing date:	Original issue date:	Maturity date:
December 6, 2007	December 13, 2007 (5 business days after the pricing date)	December 14, 2009
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$
Basket:	Basket currency	Weighting	Initial exchange rate
	Indian rupee (“INR”)	20%	39.47
	Indonesian rupiah (“IDR”)	20%	9,245
	Korean won (“KRW”)	20%	922.90
	Malaysian ringgit (“MYR”)	20%	3.3421
	Taiwan dollar (“TWD”)	20%	32.313
Issue price:	$1,000 per note
Stated principal amount:	$1,000 per note
Interest:	None
Issuer call right:	None
Denominations:	$1,000 and integral multiples thereof.
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies.
A depreciation of one or more basket currencies will partially or wholly offset any appreciation in any of the other basket currencies such that the basket performance as a whole may be less than or equal to zero, in which case you will only receive your principal back at maturity.
Please see “Hypothetical Payout on the Notes” for full examples of how to calculate the basket performance at maturity.

Currency performance:	With respect to each basket currency: [(initial exchange rate / final exchange rate) – 1]
Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of each basket currency as represented by the following formula: currency performance x weighting
Participation rate:	210%
Initial exchange rate:	The exchange rate on the pricing date. See “Basket – Initial exchange rate” above.
Final exchange rate:	The exchange rate as posted on the applicable reference source on the valuation date
For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of Currency-linked Capital Protected Notes – General Terms of the Notes – Some Definitions” in the accompanying prospectus supplement for currency-linked capital protected notes.

Exchange rate:	With respect to each basket currency, the rate for conversion of such basket currency into one U.S. dollar as determined by reference to the applicable reference source.
Reference source:	INR: Reuters “RBIB” MYR: Reuters “ABSIRFIX01” IDR: Reuters “ABSIRFIX01” TWD: Reuters “TAIFX1” KRW: Reuters “KFTC18”
Valuation date:	December 4, 2009
Risk Factors:	Please see “Risk Factors” on page 7.

December 2007	Page 2

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

General Information
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	6174462B4
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:
The notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, even though no interest is payable on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  We have determined that the “comparable yield” is a rate of 4.0691% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $1,000) consists of a projected amount equal to $1,084.0574 due at maturity. You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of investing in the notes.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

	ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
	Original Issue Date through December 31, 2007	$1.9215	$1.9215
	January 1, 2008 through June 30, 2008	$20.3846	$22.3061
	July 1, 2008 through December 31, 2008	$20.7993	$43.1054
	January 1, 2009 through June 30, 2009	$21.2225	$64.3279
	July 1, 2009 through December 31, 2009	$19.7295	$84.0574

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the notes, and we make no representation regarding the actual amounts of payments that will be made on a note.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York (as successor trustee to JPMorgan Chase Bank, N.A.)
Agent:	Morgan Stanley & Co. Incorporated
Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Payment currency:	U.S. dollar
Use of proceeds and hedging:
The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.
On or prior to the pricing date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the notes by taking positions in forwards and options contracts on the underlying currencies.  Such purchase activity could have affected the exchange rate for the basket currencies, and, therefore, the exchange rate that must prevail with respect to the underlying basket on the valuation date before you would receive at maturity a payment that exceeds the principal amount of the notes.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

ERISA:	See “ERISA” in the accompanying prospectus supplement.
Contact:
Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

This offering summary represents a summary of the terms and conditions of the notes.  We encourage you to read the accompanying prospectus supplement and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

December 2007	Page 3

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

Payment at Maturity

At maturity, investors will receive $1,000 plus the supplemental redemption amount for each note they hold.

If the basket performance is:	The supplemental redemption amount will be:
greater than zero	$1,000 x basket performance x 210%

less than or equal to zero	$0 (Investors will only receive par at maturity)

Best Case Scenario	The basket appreciates and the notes return par plus 210% uncapped upside participation in the appreciation of the basket.
Worst Case Scenario	The basket depreciates and the notes redeem for par at maturity. This assumes the investment is held to maturity.

Note:

There is no cap on upside participation.  At maturity, you will receive 210% of any basket appreciation in addition to the principal amount of the notes you hold.

If the basket performance at maturity is zero or negative, you will only receive par at maturity.

See “Hypothetical Payout on the Notes” for examples of how to calculate the payment at maturity.

December 2007	Page 4

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

Hypothetical Payout on the Notes

The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.

Below are two full examples of how to calculate the payment at maturity.

Example 1:  The basket performance is positive.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
INR	20%	39.4150	37.5381	5%
IDR	20%	9,305	8,861.905	5%
KRW	20%	925.00	880.95	5%
MYR	20%	3.3440	3.1848	5%
TWD	20%	32.3070	30.7686	5%

Basket performance = Sum of currency performance values

[(Initial INR exchange rate / Final INR exchange rate) - 1]  x  20%, plus

[(Initial IDR exchange rate / Final IDR exchange rate) - 1]  x  20%, plus

[(Initial KRW exchange rate / Final KRW exchange rate) - 1]  x  20%, plus

[(Initial MYR exchange rate / Final MYR exchange rate) - 1]  x  20%, plus

[(Initial TWD exchange rate / Final TWD exchange rate) - 1]  x  20%

So, using the hypothetical exchange rates above:

[(39.4150 / 37.5381) -1] x 20%  =  1% plus

[(9,305 / 8,861.905) -1] x 20%  =  1% plus

[(925.00 / 880.95) -1] x 20%  =  1% plus

[(3.3440 / 3.1848) -1] x 20%  =  1% plus

[(32.3070 / 30.7686) -1] x 20%  =  1%

equals

Basket performance   =   5%

Hypothetical basket performance =	5%
Participation rate =	210%
Supplemental redemption amount =	$1,000 x basket performance x participation rate
= $1,000 x 5% x 210% = $105

Because the basket performance is greater than zero, investors will receive a supplemental redemption amount.  Therefore, the total payment at maturity per note will be $1,105, which is the sum of the $1,000 principal amount and the supplemental redemption amount of $105.

December 2007	Page 5

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

Example 2:  Basket performance is zero or negative.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
INR	20%	39.4150	49.26875	– 20%
IDR	20%	9,305	8,091.304	15%
KRW	20%	925.00	1,088.24	– 15%
MYR	20%	3.3440	3.9341	– 15%
TWD	20%	32.3070	29.37	10%

Basket performance = Sum of currency performance values

[(Initial INR exchange rate / Final INR exchange rate) - 1]  x  20%, plus

[(Initial IDR exchange rate / Final IDR exchange rate) - 1]  x  20%, plus

[(Initial KRW exchange rate / Final KRW exchange rate) - 1]  x  20%, plus

[(Initial MYR exchange rate / Final MYR exchange rate) - 1]  x  20%, plus

[(Initial TWD exchange rate / Final TWD exchange rate) - 1]  x  20%

So, using the hypothetical exchange rates above:

[(39.4150 / 49.26875) -1] x 20%  =  – 4% plus

[(9,305 / 8,091.304) -1] x 20%  =  3% plus

[(925.00 / 1,088.24) -1] x 20%  =  – 3% plus

[(3.3440 / 3.9341) -1] x 20%  =  – 3% plus

[(32.3070 / 29.37) -1] x 20%  =  2%

equals

Basket performance   =   – 5%

Hypothetical basket performance =	– 5%
Supplemental redemption amount =	$0

Because the basket performance is less than (or equal to) 0%, the supplemental redemption amount will be $0 and the total payment at maturity per note will only equal the $1,000 principal amount per note.

The basket performance may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the notes as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.  In this example, the appreciation of the Indonesian rupiah and the Taiwan dollar is more than offset by the depreciation of the Indian rupee, the Korean won and the Malaysian ringgit.

December 2007	Page 6

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

Risk Factors

The notes are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the notes.  Accordingly, you should consult with your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the notes.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

▪
No interest payments and possibility of no return other than the return of principal.  The terms of the notes differ from ordinary debt securities in that no interest will be paid.  Because the supplemental redemption amount is variable and may equal zero, the overall return on the notes may be less than the amount that would be paid on an ordinary debt security of comparable maturity and you may only receive the principal amount of the notes you hold at maturity.

▪
Currency exchange risk. Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the notes.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors specific to that country including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to each region.  Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.  Of particular importance to potential currency exchange risk are: (i) rates of inflation; (ii) interest rate levels; (iii) balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the U.S.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the U.S. and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

▪
Government intervention could materially and adversely affect the value of the notes.  Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.

▪
Many unpredictable factors will affect the value of the notes.  These include: (i) exchange rates of the basket currencies; (ii) interest rate levels; (iii) volatility of the basket currencies; (iv) geopolitical conditions and economic, financial; regulatory, political, judicial or other events that affect foreign exchange markets; (v) the time remaining to the maturity; (vi) availability of comparable instruments; (vii) intervention by the governments of the related basket currencies; and (viii) the issuer’s creditworthiness.  In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention.  As a result, the market value of the notes will vary and sale of the notes prior to maturity may result in a loss.

▪
Even though the basket currencies trade around-the-clock, the notes will not. Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the notes, if any, will not conform to the hours during which the underlying basket currencies are traded.  Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes.  Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.

December 2007	Page 7

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

▪
Changes in the value of one or more of the basket currencies may offset each other. A decrease in the value of one or more of the basket currencies may wholly or partially offset any increase in the value of the other basket currencies.

▪
Consisting entirely of emerging markets currencies, the basket is subject to an increased risk of significant adverse fluctuations.  The notes are linked to the performance of a basket consisting solely of emerging markets currencies.  There is an increased risk of significant adverse fluctuations in the performance of the underlying basket of currencies as the basket consists entirely of currencies of less developed and less stable economies without a stabilizing component that could be provided by one of the major currencies.  Currencies of emerging economies are often subject to more frequent and larger central bank interventions than the currencies of developed countries and are also more likely to be affected by drastic changes in monetary or exchange rate policies of the relevant country, which may negatively affect the value of the notes.  For special risks related to the basket currencies, please see the relevant descriptions under “Annex I––Certain Additional Currency Exchange Rate Risks” in the accompanying prospectus supplement for currency-linked capital protected notes.

▪
The currency exposure achieved by the basket is limited geographically.  Because the basket is limited to Asian currencies, events occurring in Asia which affect that region could have a negative impact on more than one, or all, of the basket currencies at the same time, which could have an adverse affect on the value of the notes and may affect the payout to you at maturity.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Morgan Stanley is willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price will include, and secondary market prices are likely to exclude, commissions paid with respect to the notes as well as the projected profit included in the cost of hedging its obligations under the notes.  In addition, any such prices may differ from values determined by pricing models used by Morgan Stanley as a result of dealer discounts, mark-ups or other transaction costs.

▪
Economic interests of the calculation agent may be potentially adverse to the investors. The calculation agent is an affiliate of the issuer.  Any determinations made by the calculation agent may affect the payment to you at maturity.

▪
Issuer’s credit ratings may affect the market value of the notes. Investors are subject to the credit risk of the issuer.  Any decline in the issuer’s credit ratings may affect the market value of the notes.

▪
Secondary trading may be limited. The notes will not be listed on any securities exchange and there may be little or no secondary market.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the notes easily or at a price that you desire.  Morgan Stanley currently intends to act as a market maker for the notes but is not required to do so.

▪
Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates of the basket currencies. Affiliates of the issuer have carried out and will carry out hedging activities related to the notes (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Affiliates of the issuer also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the value of the basket currencies and, as a result, could have increased the value against the U.S. dollar at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the principal amount of the notes.

December 2007	Page 8

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

Historical Information

The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2002 through December 6, 2007.  The related graphs set forth each basket currency’s currency performance relative to the U.S. dollar for such period.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.
INR	High	Low	Period End
2002
First Quarter	48.8250	48.2450	48.8150
Second Quarter	49.0500	48.8150	48.8850
Third Quarter	48.8450	48.3700	48.3750
Fourth Quarter	48.4300	47.9350	47.9750
2003
First Quarter	48.0100	47.4700	47.4700
Second Quarter	47.4675	46.4025	46.4875
Third Quarter	46.4350	45.6950	45.7600
Fourth Quarter	45.9250	45.2150	45.6250
2004
First Quarter	45.6400	43.6000	43.6000
Second Quarter	46.2500	43.5375	46.0600
Third Quarter	46.4713	45.6650	45.9500
Fourth Quarter	45.9000	43.4600	43.4600
2005
First Quarter	43.9300	43.4200	43.7450
Second Quarter	43.8300	43.2900	43.4850
Third Quarter	44.1500	43.1750	44.0150
Fourth Quarter	46.3100	44.1275	45.0500
2006
First Quarter	45.0925	44.1175	44.6225
Second Quarter	46.3900	44.6012	46.0400
Third Quarter	46.9950	45.7700	45.9250
Fourth Quarter	45.9715	44.2600	44.2600
2007
First Quarter	44.6800	43.0450	43.4725
Second Quarter	43.2900	40.4850	40.7000
Third Quarter	41.3450	39.6900	39.7700
Fourth Quarter (through December 6, 2007)	39.8950	39.2500	39.4850

Indian rupee January 1, 2002 to December 6, 2007

December 2007	Page 9

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

IDR	High	Low	Period End
2002
First Quarter	10,435.0000	9,575.0000	9,825.0000
Second Quarter	9,803.0000	8,545.0000	8,713.0000
Third Quarter	9,250.0000	8,700.0000	9,000.0000
Fourth Quarter	9,345.0000	8,815.0000	8,950.0000
2003
First Quarter	9,088.0000	8,830.0000	8,902.0000
Second Quarter	8,899.0000	8,175.0000	8,275.0000
Third Quarter	8,625.0000	8,177.0000	8,395.0000
Fourth Quarter	8,580.0000	8,362.0000	8,420.0000
2004
First Quarter	8,663.0000	8,317.0000	8,564.0000
Second Quarter	9,440.0000	8,573.0000	9,400.0000
Third Quarter	9,370.0000	8,800.0000	9,155.0000
Fourth Quarter	9,320.0000	8,938.0000	9,270.0000
2005
First Quarter	9,515.0000	9,135.0000	9,465.0000
Second Quarter	9,760.0000	9,430.0000	9,760.0000
Third Quarter	10,775.0000	9,725.0000	10,300.0000
Fourth Quarter	10,303.0000	9,685.0000	9,830.0000
2006
First Quarter	9,815.0000	9,045.0000	9,070.0000
Second Quarter	9,495.0000	8,703.0000	9,263.0000
Third Quarter	9,295.0000	9,045.0000	9,223.0000
Fourth Quarter	9,228.0000	8,994.0000	8,994.0000
2007
First Quarter	9,250.0000	8,975.0000	9,121.0000
Second Quarter	9,158.0000	8,670.0000	9,025.0000
Third Quarter	9,550.0000	8,965.0000	9,105.0000
Fourth Quarter (through December 6, 2007)	9,425.0000	9,035.0000	9,250.0000

Indonesian rupiah January 1, 2002 to December 6, 2007

December 2007	Page 10

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

KRW	High	Low	Period End
2002
First Quarter	1,331.6000	1,301.5000	1,327.0000
Second Quarter	1,330.5000	1,200.5000	1,201.2500
Third Quarter	1,229.0000	1,165.4000	1,222.5000
Fourth Quarter	1,265.5000	1,185.7000	1,185.7000
2003
First Quarter	1,256.8500	1,166.5000	1,254.4500
Second Quarter	1,257.9500	1,184.5000	1,193.0500
Third Quarter	1,191.0000	1,150.1000	1,150.1000
Fourth Quarter	1,203.1800	1,145.7500	1,192.1000
2004
First Quarter	1,195.0500	1,147.2700	1,147.2700
Second Quarter	1,188.2500	1,140.3000	1,155.4500
Third Quarter	1,170.1000	1,144.1500	1,151.8500
Fourth Quarter	1,152.4500	1,035.1000	1,035.1000
2005
First Quarter	1,058.9000	999.8500	1,015.4500
Second Quarter	1,034.5000	996.5000	1,034.5000
Third Quarter	1,054.0000	1,012.0000	1,042.4000
Fourth Quarter	1,058.5000	1,009.3500	1,010.0000
2006
First Quarter	1,007.9500	961.6000	971.6500
Second Quarter	970.8000	927.8000	948.7000
Third Quarter	965.7500	942.0000	946.5000
Fourth Quarter	963.8500	913.9000	930.0000
2007
First Quarter	950.2500	931.3500	940.6000
Second Quarter	937.3500	923.0000	923.6000
Third Quarter	946.9000	913.9000	915.2500
Fourth Quarter (through December 6, 2007)	933.6000	902.1000	921.7000

Korean won January 1, 2002 to December 6, 2007

December 2007	Page 11

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

MYR	High	Low	Period End
2002
First Quarter	3.8005	3.7995	3.8005
Second Quarter	3.8005	3.7995	3.8005
Third Quarter	3.8005	3.7995	3.7995
Fourth Quarter	3.8005	3.7995	3.7995
2003
First Quarter	3.8000	3.7995	3.8000
Second Quarter	3.8000	3.8000	3.8000
Third Quarter	3.8000	3.8000	3.8000
Fourth Quarter	3.8000	3.8000	3.8000
2004
First Quarter	3.8000	3.8000	3.8000
Second Quarter	3.8000	3.8000	3.8000
Third Quarter	3.8000	3.8000	3.8000
Fourth Quarter	3.8000	3.8000	3.8000
2005
First Quarter	3.8000	3.8000	3.8000
Second Quarter	3.8000	3.8000	3.8000
Third Quarter	3.8000	3.7463	3.7690
Fourth Quarter	3.7810	3.7695	3.7795
2006
First Quarter	3.7790	3.6831	3.6831
Second Quarter	3.6875	3.5765	3.6745
Third Quarter	3.6950	3.6415	3.6880
Fourth Quarter	3.6955	3.5280	3.5280
2007
First Quarter	3.5215	3.4505	3.4575
Second Quarter	3.4830	3.3840	3.4525
Third Quarter	3.5155	3.4015	3.4075
Fourth Quarter (through December 6, 2007)	3.4095	3.3285	3.3360

Malaysian ringgit January 1, 2002 to December 6, 2007

December 2007	Page 12

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

TWD	High	Low	Period End
2002
First Quarter	35.1110	34.8720	34.9500
Second Quarter	35.0020	33.4250	33.5420
Third Quarter	34.9870	32.8450	34.8560
Fourth Quarter	35.1900	34.3420	34.6350
2003
First Quarter	34.8430	34.3900	34.7480
Second Quarter	34.9470	34.5170	34.6420
Third Quarter	34.5800	33.6570	33.7350
Fourth Quarter	34.2150	33.6460	33.9600
2004
First Quarter	33.9750	33.0200	33.0200
Second Quarter	33.7850	32.7980	33.7750
Third Quarter	34.1990	33.6990	33.9840
Fourth Quarter	33.9400	31.7400	31.7400
2005
First Quarter	32.2250	30.7900	31.5300
Second Quarter	31.6980	31.0600	31.6150
Third Quarter	33.2840	31.5600	33.1880
Fourth Quarter	33.7140	32.8250	32.8250
2006
First Quarter	32.8100	31.8760	32.4580
Second Quarter	32.7500	31.3320	32.3780
Third Quarter	33.0980	32.2280	33.0980
Fourth Quarter	33.3160	32.2940	32.5900
2007
First Quarter	33.1550	32.4050	33.0600
Second Quarter	33.4350	32.7350	32.8500
Third Quarter	33.1240	32.6690	32.6690
Fourth Quarter (through December 6, 2007)	32.6920	32.2380	32.3130

Taiwan dollar January 1, 2002 to December 6, 2007

December 2007	Page 13

Currency-Linked Capital Protected Notes due December 14, 2009
Based on the Performance of a Basket of Five Asian Currencies Relative to the U.S. Dollar

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for Currency-linked Capital Protected Notes) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  Before you invest, you should read the prospectus in that registration statement, the prospectus supplement for Currency-linked Capital Protected Notes and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement for Currency-linked Capital Protected Notes if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement for Currency-linked Capital Protected Notes dated September 21, 2007
Prospectus dated January 25, 2006

Terms used in this pricing supplement are defined in the prospectus supplement for Currency-linked Capital Protected Notes or in the prospectus.  As used in this pricing supplement, the “company,” “we,” “us,” and “our” refer to Morgan Stanley.

December 2007	Page 14